UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2003

AmeriVest Properties Inc.

(Exact name of small business issuer as specified in its charter)

Maryland	1-14462	84-1240264
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1780 South Bellaire Street, Suite 100, Denver, Colorado 80222

(Address of principal executive offices)

(303) 297-1800

(Registrant’s telephone number)

Item 2.    Acquisition or Disposition of Assets

Purchase of Metropolitan Phoenix Office Building.  On September 10, 2003, AmeriVest Properties Inc. (the “Company”) acquired the Financial Plaza office building (the “Property”).  The Property is located in Mesa, Arizona and contains 310,837 rentable square feet located on 6.0673 acres of land.  The purchase price for the Property was $39,000,000, which was paid with $24,750,000 from the assumption of the existing loan from Allstate Life Insurance Company (the “Allstate Loan”) and the balance in cash.

The Property was purchased from Biltmore Financial Plaza I, LLC (the “Seller”), an unrelated party.  The purchase price of the Property was determined through negotiations between the Seller and the Company.

The Allstate Loan bears fixed interest at 5.25%, due in monthly installments of principal and interest of $148,314, with the outstanding principal balance and accrued interest due on October 5, 2010.  This loan may be prepaid after March 5, 2007 subject to a prepayment penalty as defined in the mortgage note.  The mortgage note will be filed as an exhibit to an amendment to this Form 8-K.

Additional information concerning this transaction is contained in a press release dated September 11, 2003, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements And Exhibits.

(a) Financial Statements of Real Estate Properties Acquired:

The financial statements required by this Item will be filed pursuant to an amendment to this Form 8-K.

(b) Unaudited Pro Forma Financial Information:

The pro forma financial information required by this Item will be filed pursuant to an amendment to this Form 8-K.

(c) Exhibits

Exhibit Number	Exhibit Title
2.1	Agreement of Purchase and Sale between AmeriVest Properties Inc. and Biltmore Financial Plaza I, LLC dated June 9, 2003*

10.1	Deed of Trust between AmeriVest Mesa Inc. and Allstate Life Insurance Company dated September 8, 2003*

10.2	Mortgage Note by AmeriVest Mesa Inc. to Allstate Life Insurance Company dated September 8, 2003*

99.1	Press Release dated September 11, 2003

* To be filed as an exhibit to an amendment to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERIVEST PROPERTIES INC.

September 16, 2003
	By:	/s/ D. Scott Ikenberry
D. Scott Ikenberry
Chief Financial Officer